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                                                                    Exhibit 21.1

                  List of Subsidiaries, as of December 18, 2001
                  ---------------------------------------------

       Key Technology, Inc., an Oregon corporation (the Registrant)
         .  Key Technology FSC, Inc., a Guam corporation
         . Key Technology Holdings USA LLC, an Oregon limited liability company . Suplusco Holding B.V., a Netherlands corporation
               .  Key Technology B.V., a Netherlands corporation
         .  Key Technology AMVC LLC, an Oregon limited liability company
            .  Applied Laser Systems, Inc., a California corporation
            .  ARC Netherlands B.V., a Netherlands corporation

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